Exhibit 99.1

HC2 ANNOUNCES PRICING OF PUBLIC OFFERING OF 7,350,000 SHARES OF COMMON STOCK

NEW YORK, Nov. 4, 2015 (GLOBE NEWSWIRE) -- HC2 Holdings, Inc. ("HC2" or the "Company") (NYSE MKT: HCHC) today announced the pricing of an underwritten public offering of 7,350,000 newly issued shares of the Company’s common stock at a price to the public of $7.00 per share. The gross proceeds from the offering are expected to be approximately $51,450,000, before deducting underwriting discounts and commissions and fees and offering expenses payable by the Company. All of the shares are being sold by the Company. The offering is expected to close on or about November 9, 2015, subject to customary closing conditions. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 1,102,500 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

The Company intends to use the net proceeds from the offering to finance investments in existing subsidiaries and operations, potential acquisitions, including all or a portion of the consideration for its pending insurance company acquisitions, development and redevelopment activities, debt repayments, the repurchase or redemption of preferred stock and for other general corporate purposes.

Jefferies LLC acted as sole book-running manager for the offering.

A shelf registration statement (File No. 333-207470) was filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2015, and declared effective on October 27, 2015. A preliminary prospectus supplement relating to the offering was filed with the SEC on November 3, 2015. Copies of the final prospectus supplement and accompanying prospectus may be obtained by contacting: Jefferies LLC, 520 Madison Avenue, 2nd Floor, New York, New York 10022, or by telephone at 1-877-547-6340 or by email at Prospectus_Department@Jefferies.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws and should be evaluated as such. In accordance with the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995, this press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. These statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions, trading characteristics of the HC2 common stock, the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities, our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions, integrating financial reporting of acquired or target businesses, completing pending and future acquisitions, including our pending acquisition of United Teacher Associates Insurance Company and Continental General Insurance Company, and dispositions, litigation and other contingent liabilities and changes in regulations, taxes and risks that may affect the performance of the operating subsidiaries of HC2. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across six reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences and Other. Currently, HC2’s largest operating subsidiaries are Schuff International, Inc., a leading structural steel fabricator and erector in the United States, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in Herndon, Virginia.

For information on HC2 Holdings, Inc., please contact:
Ashleigh Douglas
ir@HC2.com
212-339-5875